Vihiga County Government and AmericaTowne, Holding, Inc.
Procedures for Delivery of Equipment and Payment Pursuant to the Award Letter, 30 May 2018, for Tender for the Supply of Energy Equipment
NO/VCG/115/2018-2022

This Memorandum Serves as a basis for completing the Partnership between Vihiga County, Kenya, and AmericaTowne, Holdings Inc.

Pursuant to the Award Letter of 30 May 2018 from the Honorable Speaker of Vihiga County Government approving the partnership with AmericaTowne, Holdings, Inc., and Vihiga County Government for the purchase of energy equipment. The Tender totaling 826 million Kenya Shillings ($8.1 Million USD) each year for four years. The County Government has the right to increase the Tender when deemed necessary.

The equipment will be provided under Tender **NO/VCG/115/2018-2022**.

To ensure prompt delivery of required equipment, AmericaTowne, Holdings, Inc., and Vihiga County Government agree that:

Vihiga County Government and AmericaTowne, Holdings, Inc., will work closely together to ensure prompt and efficient fulfillment of the partnership and delivery of required equipment.

AmericaTowne, Holdings, Inc. will immediately take action to source the required equipment upon receipt of the required specifications from the Department of Procurement.

By June 8, 2018, AmericaTowne, Holdings, Inc. will present an invoice to the Vihiga County Government Department of Finance for the total costs of the equipment under the Resolution.

Upon receipt of invoice by AmericaTowne Holdings, Inc., Vihiga County Government Department of Finance will pay eighty percent (80%) of the total invoice for the tender in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne's Chairman & Chief Executive Officer.

Upon receipt of initial funds of eighty percent (80%) of the invoice value, AmericaTowne Holdings, Inc., will within 30 days and or at the most expeditious time deliver the total equipment requested to Vihiga County.

After delivery of all equipment requested, and upon AmericaTowne, Holding Inc. presenting its final invoice for the Tender to Vihiga County Government, Vihiga County Government Department of Finance will pay to AmericaTowne Holdings, Inc. the remaining payments of twenty percent (20%) in US Dollars for each invoice as designated by AmericaTowne' Chief Executive Officer.

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AMERICATOWNE HOLDINGS, INC.,
a Nevada corporation

By: Alton Perkins
Its: Chief Executive Officer

Dated: 6/6/2018

COUNTY OF Vihiga

By: H.E HON. Dr. Wilber Khasilwa Ottichilo
Its: Governor Vihiga County

Dated: 5th/06/2018